Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 23, 2024, pursuant to an asset purchase agreement (the “Purchase Agreement”), by and between Prairie Operating Co. (the “Company”) and Matthew Austin Lerman (“Buyer”), the Company sold all of its cryptocurrency miners (the “Mining Equipment”) to Buyer (the “Asset Sale”) for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million in deferred cash payments (the “Deferred Purchase Price”), to be paid out of (i) 20% of the monthly net revenues received by Buyer associated with or otherwise attributable to the Mining Equipment until the aggregate amount of such payments equals $250,000 and (ii) thereafter, 50% of the monthly net revenues received by Buyer associated with or otherwise attributable to the Mining Equipment until the aggregate amount of such payments equals the Deferred Purchase Price, plus accrued interest. The Asset Sale closed on January 23, 2024, simultaneously with the execution of the Purchase Agreement.

Pursuant to the Purchase Agreement, in addition to the sale of the Mining Equipment, the Company assigned, and Buyer assumed, all of the Company’s rights and obligations under the Master Services Agreement, by and between Atlas Power Hosting, LLC and the Company (the “Master Services Agreement”), pursuant to the terms of the Master Services Agreement.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Asset Sale along with the Merger, Series D PIPE and Exok Transaction all defined below (collectively, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie Operating Co., LLC (“Prairie LLC”), adjusted to give effect to the Asset Sale, the Transactions and subsequent events as described in Note 3 below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of the Company as of September 30, 2023 on a pro forma basis as if the Asset Sale and subsequent events, described in Note 3 below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined financial statement of operations for the year ended December 31, 2021 combine the historical financial statements of the Company with the effects of the Asset Sale on a pro forma basis. The unaudited pro forma condensed financial combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022, combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company, as applicable, for such periods on a pro forma basis giving effect to the Merger, Asset Sale and subsequent events. All such financial statements, adjustments and combined financial statements have been presented and prepared as if the Asset Sale had been consummated on January 1, 2021 with respect to the statement of operations for the year ended December 31, 2021 and as if the Transactions and subsequent events, described in Note 3 below, had been consummated on January 1, 2022 with respect to the statements of operations for the year ended December 31, 2022 and nine months ended September 30, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

(a) the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023,

(b) the Company’s unaudited historical condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2023, included in its Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023,

(c) Prairie LLC’s audited financial statements for the period from June 7, 2022 (date of inception) to December 31, 2022 and related notes included in the Company’s Current Report on Form 8-K/A, filed with the SEC on June 16, 2023, and

(d) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K for the fiscal year ended 2022, filed with the SEC on March 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Asset Sale, Transactions or subsequent events, described in Note 3 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023 (the “Closing Date”), the Company completed its previously announced merger with Prairie LLC pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among the Company, Creek Road Merger Sub, LLC (“Merger Sub”) and Prairie LLC, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Merger”). Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.”

Prior to the consummation of the Merger, the Company effectuated certain restructuring transactions in the following order and issued an aggregate of 3,375,288 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D preferred stock (“Series D Preferred Stock”):

(i) the Company’s Series A preferred stock, Series B preferred stock (“Series B Preferred Stock”), and Series C preferred stock, plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii) the Company’s 12% senior secured convertible debentures (the “Original Debentures”), plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) 12% amended and restated senior secured convertible debentures (collectively, the “AR Debentures”), each in the principal amount of $1,000,000, in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock;

(iii) accrued fees payable to the board of directors of the Company in the amount of $110,250 were converted into shares of Common Stock;

(iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital, LLC were converted into shares of Common Stock; and

(v) all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

Prior to the closing of the Merger (the “Closing”), the Company’s then-existing warrants to purchase shares of Common Stock, warrants to purchase shares of Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

At the effective time of the Merger (the “Effective Time”), all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 2,297,668 shares of Common Stock.

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into non-compensatory options to acquire 8,000,000 shares of Common Stock for $7.14 per share (the “Non-Compensatory Options”), which are only exercisable if specific production hurdles are achieved, and the Company entered into amended and restated non-compensatory option agreements with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Non-Compensatory Options are subject to be transferred to the PIPE Investors (as defined below), based on their then percentage ownership of PIPE Preferred Stock (as defined below) to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

In addition, in connection with the Closing of the Merger, the Company consummated the purchase of oil and gas leases from Exok Inc. (“Exok”), including all of Exok’s right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 (“Exok Transaction”).

To fund the Exok Transaction, the Company received an aggregate of approximately $17.4 million in proceeds from the investors in the Series D PIPE (the “PIPE Investors”), and the PIPE Investors were issued Series D Preferred Stock (the “PIPE Preferred Stock”), with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $5.00 per share, and 100% warrant coverage for each of the Series A warrants to purchase shares of Common Stock and Series B warrants (the “Series D B Warrants”) to purchase shares of Common Stock (“Series D PIPE”) pursuant to the Series D Securities Purchase Agreement entered into with each PIPE Investor.

The Merger has been accounted for as a reverse asset acquisition under existing United States generally accepted accounting principles (“GAAP”). For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 for further discussion.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings, financings and other transactions that may have occurred subsequent to May 3, 2023 other than the Reverse Stock Split (as defined below), conversion of the AR Debentures and the exercise of the Series D B Warrants, each of which is described in Note 3 below and reflected in the pro forma financial information, nor do they reflect anticipated financings or other transactions that may occur in the future.

Other Transactions

Reverse Stock Split

On October 12, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State to effect the Reverse Stock Split (see Note 3). The Reverse Stock Split became effective on October 16, 2023. Unless otherwise noted, all per share and share amounts presented herein have been retroactively adjusted for the effect of the Reverse Stock Split for all periods presented.

Conversion of AR Debentures

In October 2023, conversion notices were received from holders of the AR Debentures and the Company issued 400,667 shares of Common Stock to effect the conversion. This represented the full conversion of the AR Debentures and accrued interest.

Exercise of Series D B Warrants

On November 13, 2023, Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (“O’Neill Trust”) delivered notice to the Company of the exercise of Series D B Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $6.00 per share for total proceeds to the Company of $12 million.

Asset Sale

On January 23, 2024, the Company completed the Asset Sale, receiving consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million in deferred cash payments made out of a portion of the future revenues associated with the Mining Equipment.

Deposit on Nickel Road Asset Purchase

On January 11, 2024, the Company entered into an asset purchase agreement to acquire the oil and gas assets of Nickel Road Operating LLC (“Nickel Road”) for total consideration of $94.5 million, subject to certain closing price adjustments and other customary closing conditions (the “Nickel Road Asset Purchase”). The purchase price consists of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9 million of the purchase price into an escrow account on January 11, 2024, which will be released to Nickel Road upon the earlier of the closing date and August 15, 2024, or earlier under certain circumstances (the “Nickel Road Deposit”). These pro forma financial statements do not include pro forma adjustments to reflect the Nickel Road Asset Purchase, except with respect to the payment of the Nickel Road Deposit.

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2023

	Prairie Operating Co.	Cryptocurrency Asset		Subsequent Event		Combined
	(Historical)	Sale Adjustments		Adjustments		Pro Forma
		(See Notes 2 and 4)		(See Notes 3 and 4)
Assets
Current assets:
Cash and cash equivalents	$7,241,811	$1,000,000	(a)	(60,000)	(b)	$11,181,811
				12,000,000	(c)
				(9,000,000)	(e)
Accounts and other receivable	97,293	-		-		97,293
Prepaid expenses	271,839	-		-		271,839
Note receivable	-	1,000,000	(a)	-		1,000,000
Total current assets	7,610,943	2,000,000		2,940,000		12,550,943

Property and equipment
Oil and natural gas properties, successful efforts method of accounting	28,595,051	-		-		28,595,051
Cryptocurrency mining equipment	4,293,422	(4,293,422)	(a)	-		-
Less: Accumulated depreciation, depletion and amortization	(558,319)	558,319	(a)	-		-
Total property and equipment, net	32,330,154	(3,735,103)		-		28,595,051
Deposits on mining equipment	150,000	-		-		150,000
Deposits on oil and natural gas properties	-	-		9,000,000	(e)	9,000,000
Total assets	$40,091,097	$(1,735,103)		11,940,000		$50,295,994

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,708,498	$-		(30,000)	(b)	$6,678,498
Accrued interest and expenses - related parties	30,000	-		(30,000)	(b)	-
Secured convertible debenture (related party)	2,431,500	-		(2,431,500)	(b)	-
Secured convertible debenture	2,431,500	-		(2,431,500)	(b)	-
Total current liabilities	11,601,498	-		(4,923,000)		6,678,498

Long-term liabilities:
Warrant liabilities	50,738,180	-		(50,738,180)	(d)	-
Total long-term liabilities	50,738,180	-		(50,738,180)		-
Total liabilities	62,339,678	-		(55,661,180)		6,678,498

Commitments and contingencies

Mezzanine equity
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding	21,799,250	-		(21,799,250)	(d)	-
Series E convertible preferred stock; $0.01 par value; zero shares issued and outstanding	20,000,000	-		(20,000,000)	(d)	-

Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 21,799 shares issued and outstanding	-	-		218	(d)	218
Series E convertible preferred stock; $0.01 par value; 20,000 shares issued and outstanding	-	-		200	(d)	200
Common stock; $0.01 par value; 500,000,000 shares authorized and 7,074,742 shares issued and outstanding, actual*	70,747	-		4,007	(b)	94,754
				20,000	(c)
Additional paid-in capital	(8,716,827)	-		4,858,993	(b)	100,659,178
				11,980,000	(c)
				50,738,180	(d)
				21,799,032	(d)
				19,999,800	(d)
Accumulated deficit	(55,401,751)	(1,735,103)	(a)	-		(57,136,854)
Total stockholders’ equity	(64,047,831)	(1,735,103)		109,400,430		43,617,496
Total liabilities, mezzanine equity and stockholders’ equity	$40,091,097	$(1,735,103)		$11,940,000		$50,295,994

* Creek Road Miners, Inc. had 428,611 shares issued and outstanding at December 31, 2022

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2023

	Prairie Operating Co. (Historical)	Creek Road Miners, Inc. (Historical)	Creek Road Miners, Inc. Acquisition Adjustments		Cryptocurrency Asset Sale Adjustments		Subsequent Event Adjustments		Combined Pro Forma
			(See Note 4)		(See Notes 2 and 4)		(See Notes 3 and 4)
Revenue:
Cryptocurrency mining	$637,269	$73,584	$-		$(710,853	)(a)	$-		$-
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	303,172	80,140	-		(383,312	)(a)	-		-
Depreciation, depletion and amortization	558,319	116,724	-		(675,043	)(a)	-		-
General and administrative	9,236,815	1,119,277	170,120	(f)	-		-		10,526,212
Stock based compensation	-	170,120	(170,120	)(f)	-		-		-
Impairment of cryptocurrency mining equipment	16,794,688	-	-		(16,794,688	)(a)	-		-
Total operating expenses	26,892,994	1,486,261	-		(17,853,043)		-		10,526,212
Income (loss) from operations	(26,255,725)	(1,412,677)	-		17,142,190		-		(10,526,212)

Other income (expense):
Interest income	128,202	-	-		-		-		128,202
Interest expense	(111,463)	(214,344)	141,588	(g)	-		180,000	(h)	(4,219)
Loss on adjustment to fair value - warrant liabilities	(24,855,085)	-	-		-		24,855,085	(i)	-
Loss on adjustment to fair value - AR Debentures	(2,882,000)	-	-		-		2,882,000	(j)	-
Loss on adjustment to fair value - Obligation Shares	(1,477,103)	-	-		-		-		(1,477,103)
Liquidated damages	(173,763)	-	-		-		-		(173,763)
Total other income (expense)	(29,371,212)	(214,344)	141,588		-		27,917,085		(1,526,883)

Income (loss) from operations before provision for income taxes	(55,626,937)	(1,627,021)	141,588		17,142,190		27,917,085		(12,053,095)
Provision for income taxes	-	-	-		-		-		-
Income (loss) from continuing operations	$(55,626,937)	$(1,627,021)	$141,588		$17,142,190		$27,917,085		$(12,053,095)

Income (loss) per common share:
Income (loss) per share, basic and diluted	$(15.80)	$(4.02)							$(1.39)
Weighted average common shares outstanding, basic and diluted - Note 4(k)	3,520,843	428,611							8,696,258

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2022

	Prairie Operating Co., LLC (Historical)	Creek Road Miners, Inc. (Historical)	Creek Road Miners, Inc. Acquisition Pro-Forma Adjustments		Cryptocurrency Asset Sale Adjustments		Subsequent Event Adjustments		Combined Pro Forma
			(See Note 4)		(See Notes 2 and 4)		(See Notes 3 and 4)
Revenue:
Cryptocurrency mining	$-	$517,602	$-		$(517,602	)(a)	-		$-
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	-	1,071,458	-		(1,071,458	)(a)	-		-
Depreciation, depletion and amortization	-	658,080	-		(658,080	)(a)	-		-
General and administrative	461,520	3,606,522	2,681,201	(f)	-		-		6,749,243
Stock based compensation	-	2,681,201	(2,681,201	)(f)	-		-		-
Impairment of mined cryptocurrency	-	107,174	-		(107,174	)(a)	-		-
Total operating expenses	461,520	8,124,435	-		(1,836,712)		-		6,749,243
Income (loss) from operations	(461,520)	(7,606,833)	-		1,319,110		-		(6,749,243)

Other income (expense):
Interest income	-	-	-		-		-		-
Interest expense	-	(613,827)	368,202	(g)	-		240,000	(h)	(5,625)
Realized loss on sale of cryptocurrency	-	(127,222)	-		127,222	(a)	-		-
Impairment on fixed assets	-	(5,231,752)	-		5,231,752	(a)	-		-
Loss on sale of investment	-	(19,104)	-		-		-		(19,104)
PPP loan forgiveness	-	197,662	-		-		-		197,662
Total other income (expense)	-	(5,794,243)	368,202		5,358,974		240,000		172,933

Income (loss) from operations before provision for income taxes	(461,520)	(13,401,076)	368,202		6,678,084		240,000		(6,576,310)
Provision for income taxes	-	-	-		-		-		-
Income (loss) from continuing operations	$(461,520)	$(13,401,076)	$368,202		$6,678,084		$240,000		$(6,576,310)

Income (loss) from continuing operationgs per common share:
Income (loss) per share from continuing operations, basic	$-	$(33.78)							$(0.77)
Weighted average common shares outstanding, basic and diluted - Note 4(k)	-	407,711							8,559,252

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2021

	Prairie Operating Co., LLC (Historical)	Creek Road Miners, Inc. (Historical)	Cryptocurrency Asset Sale Adjustments		Combined Pro Forma
			(See Notes 2 and 4)
Revenue:
Cryptocurrency mining	$-	$369,804	$(369,804	)(a)	$-
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	-	281,790	(281,790	)(a)	-
Depreciation, depletion and amortization	-	112,512	(112,512	)(a)	-
General and administrative	-	5,787,790	-		5,787,790
Stock based compensation	-	12,338,424	-		12,338,424
Impairment of mined cryptocurrency	-	59,752	(59,752	)(a)	-
Total operating expenses	-	18,580,268	(454,054)		18,126,214
Income (loss) from operations	-	(18,210,464)	84,250		(18,126,214)

Other income (expense):
Interest expense	-	(1,175,217)	-		(1,175,217)
PPP loan forgiveness	-	183,567	-		183,567
Total other income (expense)	-	(991,650)	-		(991,650)

Income (loss) from operations before provision for income taxes	-	(19,202,114)	84,250		(19,117,864)
Provision for income taxes	-	-	-		-
Income (loss) from continuing operations	$-	$(19,202,114)	$84,250		$(19,117,864)

Income (loss) from continuing operationgs per common share:
Income (loss) per share from continuing operations, basic and diluted	$-	$(115.37)			$(114.87)
Weighted average common shares outstanding, basic and diluted - Note 4(k)	-	166,434			166,434

Note 1. Basis of Pro Forma Presentation

The Asset Sale will require presentation as discontinued operations in accordance with GAAP. Pursuant to the requirements of Article 3 of Regulation S-X the Asset Sale is considered a significant disposition and requires pro forma presentation in accordance with Article 11 of Regulation S-X.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical balance sheet of the Company as of September 30, 2023 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Asset Sale and subsequent events, described in Note 3 below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined financial statement of operations for the year ended December 31, 2021 combine the historical financial statements of the Company with the effects of the Asset Sale on a pro forma basis. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022 combine the historical statements of operations of Prairie LLC and the historical statements of operations of the Company, as applicable, for such periods on a pro forma basis giving effect to the Merger, Asset Sale and subsequent events. All such financial statements, adjustments and combined financial statements have been presented and prepared in accordance with Article 11 of Regulation S-X, as amended, as if the Asset Sale had been consummated on January 1, 2021 with respect to the statement of operations for the year ended December 31, 2021 and as if the Transactions and subsequent events, described in Note 3 below, had been consummated on January 1, 2022 with respect to the statements of operations for the year ended December 31, 2022 and nine months ended September 30, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with the audited historical financial statements of each of Prairie LLC, the Company and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 14, 2023.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the financial condition or results of operations would have been had the Transactions or subsequent events, described in Note 3 below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and analyses are performed.

All per share and share amounts presented herein have been retroactively adjusted for the effect of the Reverse Stock Split (see Note 3) for all periods presented.

Note 2. Discontinued Operations

On January 23, 2024, we completed the Asset Sale receiving consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million in deferred cash payments made out of a portion of the future revenues associated with the Mining Equipment. For purposes of the pro forma financial statements, this was a significant disposition and requires presentation within discontinued operations and resulted in a net loss of $1.7 million.

Note 3. Subsequent Events

Reverse Stock Split

On October 12, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to effect a reverse stock split of outstanding shares of the Company’s common stock, par value $0.01 per share at an exchange ratio of 1:28.5714286 (the “Reverse Stock Split”). The Reverse Stock Split became effective on October 16, 2023. The Reverse Stock Split decreased the number of outstanding shares and increased net loss per common share. All per share and share amounts presented have been retroactively adjusted for the effect of this reverse stock split for all periods presented.

Conversion of AR Debentures

In October 2023, conversion notices were received from holders of the AR Debentures and the Company issued 400,667 shares of Common Stock to effect the conversion. As a result, the AR Debentures were fully extinguished in October 2023.

Exercise of Series D B Warrants

On November 13, 2023, Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (“O’Neill Trust”) delivered notice to the Company of the exercise of Series D B Warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $6.00 per share for total proceeds to the Company of $12 million.

Deposit on Nickel Road Asset Purchase

On January 11, 2024, the Company entered into an asset purchase agreement to acquire the oil and gas assets of Nickel Road for total consideration of $94.5 million, subject to certain closing price adjustments and other customary closing conditions. The purchase price consists of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9 million of the purchase price into an escrow account on January 11, 2024, which will be released to Nickel Road upon the earlier of the closing date and August 15, 2024, or earlier under certain circumstances. These pro forma financial statements do not include pro forma adjustments to reflect the Nickel Road Asset Purchase, except with respect to the payment of the Nickel Road Deposit.

Note 4. Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 and in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, year ended December 31, 2022, and year ended December 31, 2021 are as follows:

a)	Reflects the adjustment to record the Asset Sale.

b)	Reflects the conversion of the AR Debentures into Common Stock and payment of accrued interest in cash.

c)	Reflects the exercise of Series D B Warrants for $12.0 million and issuance of 2,000,000 shares of Common Stock.

d)	Reflects the reclassification of warrant liabilities, Series D Preferred Stock and Series E Preferred Stock upon the consummation of the Reverse Stock Split.

e)	Reflects the adjustment for the Nickel Road Deposit.

f)	Reflects the reclassification of stock based compensation to conform to the Company’s financial statement presentation.

g)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

h)	Reflects the adjustment to interest expense from the conversion of the AR Debentures.

i)	Reflects the adjustment required to reflect classification of warrant liabilities within stockholders’ equity in conjunction with the Reverse Stock Split.

j)	Reflects the adjustment to reflect the conversion of the AR Debentures into shares of Common Stock.

k)	Reflects weighted average shares of Common Stock after the impact of the Transactions and the subsequent events described in Note 3. Shares of Common Stock issuable upon conversion of Series D Preferred Stock, Series E Preferred Stock, Series A Warrants, Series B Warrants (other than those exercised as described in Note 3), options, warrants and restricted stock units were excluded in the calculation of diluted net loss per share for the year ended December 31, 2022 and the nine months ended September 30, 2023 as inclusion would have been anti-dilutive. Shares of Common Stock issuable upon conversion of options, warrants, preferred stock, convertible debentures and convertible notes payable were excluded in the calculation of diluted net loss per share for the year ended December 31, 2021 as inclusion would have been anti-dilutive. The following table sets forth the computation of pro forma weighted average shares of Common Stock for the nine months ended September 30, 2023, year ended December 31, 2022 and year ended December 31, 2021:

	Nine months ended September 30, 2023	Year ended December 31, 2022	Year ended December 31, 2021

Weighted average shares of Common Stock outstanding, basic and diluted (prior to the Asset Sale, Transactions and Subsequent Events) (1)	137,006	—	166,434

Net adjustment upon consummation of the Transactions to reflect the issuance of shares of Common Stock	6,158,585	6,158,585	—

Adjustment upon issuance of shares of Common Stock associated with conversion of the AR Debentures	400,667	400,667	—

Adjustment upon the issuance of shares of Common Stock associated with the O’Neill Trust Series D B Warrant exercise	2,000,000	2,000,000	—

Weighted average shares of Common Stock outstanding, basic and diluted (Pro Forma)	8,696,258	8,559,252	166,434

(1)	Represents the historical amount for Creek Road Miners, Inc. for the year ended December 31, 2021 pursuant to the requirements of Article 11 of Regulation S-X